Exhibit 99.1

Investor Contact:

Power-One, Inc.

Kevin Trosian

Vice President, Finance & Investor Relations

Investor.Relations@Power-One.com

(805) 383-5888

POWER-ONE ANNOUNCES FOURTH QUARTER 2011 RESULTS

•                  Exceeds revenue guidance with quarterly revenue of $267 million and 2011 full-year revenue of $1.02 billion

•                  Reports EPS of $0.21 in the fourth quarter 2011

•                  Renewable Energy sales outside of Europe grew to 25%

•                  Generated $48 million of operating cash flow in fourth quarter

Camarillo, CA, February 2, 2012 — Power-One, Inc. (NASDAQ: PWER), a leading provider of renewable energy and energy-efficient power conversion and power management solutions, today announced strong financial results for the fourth quarter 2011.  For the quarter ended January 1, 2012, Power-One recorded net sales of $267 million, with Renewable Energy Solutions contributing $191 million and Power Solutions posting $76 million.  Net income attributable to common stockholders for the fourth quarter was $32 million, or $0.21 per diluted share.

“In 2011, Power-One again recorded over $1 billion in sales, highlighting our ability to execute and generate profits in difficult operating environments,” said Richard Thompson, Chief Executive Officer of Power-One. “Both SBUs performed well in the fourth quarter, as Power-One generated $48 million of operating cash flow in the quarter and finished the year with over $200 million in cash. Further, during the quarter, Power-One shipped 829 MW of inverters, bringing the 2011 total to 2.9 GW, versus 2.6 GW in 2010.”

“Power-One continues to expand in high growth solar markets, such as India and the United States,” continued Mr. Thompson.  “As we move forward in 2012, look for Power-One to provide innovative new products to meet our customers’ demands for better yields, higher uptimes and greater control of their PV assets.”

Renewable Energy Solutions

In the fourth quarter of 2011, Renewable Energy (RE) Solutions increased its penetration of North America and Asia-Pacific.  These regions increased to 25% of RE revenue versus 17% in the third quarter.  Inverter and related products generated sales of $191 million for the fourth quarter 2011, with a greater percentage of full-year 2011 sales achieved in the utility market, reflecting the current global trend of increasing ground mount and large-scale installations versus roof-top.

Power Solutions

Power Solutions recorded sales of $76 million in the fourth quarter 2011 and an operating margin of 5%.   In the quarter, revenue was positively impacted in the Servers, Storage and Networking market, with Power Solutions’ posting its fifth consecutive quarter of operating profit.  This was driven by increased volume over the prior quarter and improved operating efficiencies.

Business Outlook

Due to uncertainty on feed-in-tariffs and other legislation, as well as the global macroeconomic uncertainty affecting end market demand in both SBUs, Power-One is not providing full-year guidance for 2012.   For the first quarter of 2012, Power-One forecasts revenue of $190 million to $210 million, reflecting traditional seasonality in the first quarter.

Earnings Conference Call

Power-One will discuss its 2011 fourth quarter results today at 2:00 p.m. Pacific Time.  The call will be available both via the telephone at (877) 390-5535 or (631) 291-4579, conference ID # 42980217, or over the Internet through the Power-One investor relations Web site at http://investor.power-one.com.   To listen to the call, please log-in at least 10 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Power-One’s web site at http://investor.power-one.com throughout the current quarter.

About Power-One

Power-One is a leading provider of renewable energy and energy-efficient power conversion and power management solutions and is the world’s second largest designer and manufacturer of photovoltaic inverters.  Its renewable energy products enable the industry’s highest yielding conversion of power from solar arrays for use by utilities, commercial enterprises and homes.  Power-One has a 40 year history as the leader in high efficiency and high density power supply products for a variety of industries including Renewable Energy, Servers Storage & Networking, Industrial and Network Power Systems.  The company is headquartered in Camarillo, CA and has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas. Power-One is traded on NASDAQ under the ticker symbol PWER. For more information, please visit www.Power-One.com.

Safe Harbor Statement

Statements made in this press release which state the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may include statements regarding anticipated future productivity. It is important to note that future performance and actual results could differ materially from those discussed in or underlying such forward-looking statements as a result of risks and uncertainties that cannot be predicted or quantified and that are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: economic conditions in general and business conditions in the power supplies and renewable energy markets; foreign exchange rates; the Company’s ability to improve its operational and supply chain efficiencies; competitive factors such as pricing and technology; the timing and results achieved in completing product manufacturing transitions to Company facilities in China or other low-cost locations;  the threat of a prolonged economic slowdown or a lengthy or severe recession; continued volatility of the financial markets, including fluctuations in interest rates and trading prices of the Company’s equity securities; the results of pending legal proceedings; the Company’s ability to secure market share in higher margin, high-growth markets; the market growth of product sectors targeted by the Company as sectors of focus; and the Company’s ability to increase working capital.  Additional information concerning factors that could cause actual results to differ materially from expectations expressed in this press release are described  in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 from time to time, which  are also available through the Company’s Website at www.power-one.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Power-One undertakes no obligation to publicly update or revise any forward-looking statement.

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(UNAUDITED)

	January 1,	January 2,
	2012	2011

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$204,881	$227,907
Accounts receivable:
Trade (net of allowance)	233,252	262,546
Other	9,639	7,980
Inventories	160,515	152,286
Prepaid expenses and other current assets	15,351	21,671

Total current assets	623,638	672,390

PROPERTY AND EQUIPMENT, net	87,223	63,325
INTANGIBLE ASSETS, net	17,414	18,802
OTHER ASSETS	15,241	7,295

TOTAL ASSETS	$743,516	$761,812

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$177,333	$213,096
Long-term debt, current portion	—	103
Income Tax Payable	4,020	103,739
Other accrued expenses and current liabilities	64,754	67,888

Total current liabilities	246,107	384,826

LONG-TERM DEBT, less current portion	—	35,911
OTHER LONG-TERM LIABILITIES	56,824	39,445

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	19,597

STOCKHOLDERS’ EQUITY:
Preferred stock	36,326	—
Common stock	122	104
Additional paid-in capital	652,971	629,687
Accumulated other comprehensive income	4,048	41,420
Accumulated deficit	(252,882)	(389,178)

Total stockholders’ equity	440,585	282,033

TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$743,516	$761,812

POWER-ONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	January 1,	January 2,	January 1,	January 2,
	2012	2011	2012	2011

RENEWABLE ENERGY SALES	$191,306	$262,680	$697,286	$715,402
POWER SALES	75,527	103,488	319,425	331,737
TOTAL SALES	266,833	366,168	1,016,711	1,047,139
COST OF GOODS SOLD	194,573	217,290	704,007	644,017
GROSS PROFIT	72,260	148,878	312,704	403,122

GENERAL AND ADMINISTRATIVE
Selling, general and administrative	23,863	22,152	88,456	74,631
Research and development	13,120	10,496	48,077	36,401
Litigation charges	236	22,128	1,345	22,128
Amortization of intangibles	438	440	1,837	1,533
Restructuring costs and asset impairment	—	—	—	3,852
Total expenses	37,657	55,216	139,715	138,545

INCOME FROM OPERATIONS	34,603	93,662	172,989	264,577

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	328	285	1,966	361
Interest expense	(783)	(1,421)	(5,498)	(6,705)
Liquidation of subsidiary	1,546	—	18,425	—
Other income (expense), net	5,814	(891)	7,761	(7,981)
Total interest and other income (expense)	6,905	(2,027)	22,654	(14,325)

INCOME BEFORE INCOME TAXES	41,508	91,635	195,643	250,252

PROVISION FOR INCOME TAXES	9,098	37,578	59,924	103,615
EQUITY IN EARNINGS FROM JOINT VENTURE	(50)	317	577	1,219
NET INCOME	$32,360	$54,374	$136,296	$147,856

PREFERRED STOCK DIVIDEND AND ACCRETION	371	862	2,981	3,427

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$31,989	$53,512	$133,315	$144,429

BASIC INCOME PER SHARE	$0.23	$0.44	$1.08	$1.30
DILUTED INCOME PER SHARE	$0.21	$0.35	$0.88	$0.96

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	114,549	104,113	106,445	95,731
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	133,093	141,793	138,521	141,910